                                                                    Exhibit 99.1

INVESTOR / MEDIA RELATIONS
John Pitt
Instinet Group Incorporated
212 310 7481
john.pitt@instinet.com

                 INSTINET ANNOUNCES SECOND QUARTER 2003 RESULTS

NEW YORK, July 21, 2003 - Instinet Group Incorporated (Nasdaq: INET) today announced a net loss of $5 million or $0.02 per share, compared to a net loss of $60 million or $0.24 per share, for the second quarter of 2002.(1) The pro forma operating loss was $1.5 million, or $0.00 per share, for the second quarter of 2003. The pro forma operating loss excludes investment gains and losses, charges related to cost reductions and the related tax effect of these items.(2)

Ed Nicoll, Chief Executive Officer of Instinet, commented: "During the second quarter, trading volumes improved compared to the last quarter, although business conditions remained tough. Instinet continued to make strong progress in its plan to reduce its costs, rationalize its structure, and invest in key technologies and services. To position the company for continuing market challenges, and to capitalize on changing business conditions, we will press on with our cost reductions, but will also separate the company's management and operations along three distinct businesses based on what they do -- the sell-side ECN or ATS, the buy-side value-added brokerage, and our LJR commission recapture subsidiary."

BUSINESS HIGHLIGHTS

- Our clients traded 37.1 billion U.S. equity shares through Instinet in the second quarter of 2003, up from 19.2 billion shares executed in the second quarter of 2002, and up 18% from 31.5 billion shares executed in the first quarter of 2003. The increase versus the first quarter of 2003 was due to higher overall average daily market volumes and two additional trading days in the second quarter. The Island ECN accounted for 14.4 billion shares of this volume in the second quarter of 2003.

- U.S. equity shares executed through Instinet during the second quarter of 2003 consisted of 32.0 billion NASDAQ-listed shares and 5.1 billion U.S. exchange-listed shares.

- Our share of total U.S. equity volume was 15.5% in the second quarter. This compares to 8.6% in the second quarter of 2002 and 15.4% in the first quarter of 2003.

- Our share of NASDAQ-listed equity volume was 28.4% in the second quarter, and our share of U.S. exchange-listed equity volume was 4.0%.

- We have maintained our focus on cost reduction. Our annualized fixed-cost base in the second quarter was approximately 14% below its level in the second quarter of 2002. (The fixed-cost base excludes variable costs - soft dollar and commission recapture,

----------------

(1) Unless otherwise specified, financial results and statistical information referred to in this release include data for Island Holding Company, Inc. following the closing of our acquisition of Island on September 20, 2002.

(2) See table titled "Reconciliation of Pro Forma Operating Results for 2Q03".

     broker-dealer rebates and brokerage, clearing and exchange fees - and non-operating expenses, which include charges related to our cost-reduction initiatives).(2)

FINANCIAL PERFORMANCE

Revenues

Total revenues for the second quarter were $285 million, up 19% from the first quarter of 2003.

Transaction fee revenue for the second quarter was $276 million, up 8% from the first quarter of 2003. Our net equity transaction fee revenue was $164 million, up 8% from the first quarter of 2003.(2)

During the second quarter, Instinet recorded a net investment gain of $3 million due to an increase in the carrying value of certain of the company's investments in non-U.S. exchanges, offset in part by write-downs of other investments.

Expenses

Instinet's total expenses from continuing operations for the second quarter of 2003 were $290 million, up 3% from the first quarter of 2003. Operating expenses were $282 million, or 3% higher than the comparable expenses in the first quarter of 2003. Operating expenses exclude an $8 million severance charge included in compensation and benefits in the second quarter of 2003, and $11 million in severance and occupancy charges included in compensation and benefits and occupancy in the first quarter of 2003, both related to cost reductions.(2)

- Compensation and benefits expense was $61 million in the second quarter of 2003. Excluding an $8 million severance charge, compensation and benefits expense was down 4% from the previous period, reflecting lower staff levels.

- Brokerage, clearing and exchange fees were $33 million, down 2% from the previous quarter as lower fees were partly offset by higher volumes.

- Communications and equipment expense was $32 million, up 3% from the previous quarter due to additional charges associated with our migration of clients to a third-party network. We expect this transition to be substantially complete by the end of the third quarter.

- Occupancy expenses were $13 million, down 20% from the previous quarter, primarily due to the consolidation of office space and a $2 million charge for occupancy in the first quarter.

- Other expenses were $8 million, up 7% from the first quarter of 2003, primarily the result of higher bad debt expenses, partly offset by lower discretionary expenses.

Balance Sheet

At June 30, 2003, Instinet had net cash (cash and cash equivalents and securities owned less short-term borrowings) of approximately $578 million, tangible net assets of approximately $879 million, and shareholders' equity of approximately $994 million. There were approximately 331 million shares of common stock outstanding.

Instinet's Chief Financial Officer, John F. Fay, commented: "We have been focused on reducing our costs and on strengthening the structure of our business to better serve our customers. By delivering on these initiatives, along with our global exchange network and strong balance sheet, we can offer our customers low-cost and technologically advanced products and compete aggressively in this tough environment."

STRATEGIC DEVELOPMENTS

During the quarter, Instinet formulated a reorganization plan that includes separating the company's buy-side and sell-side businesses. The purpose of the plan is to add strategic clarity to our businesses and better serve our customers.

The buy-side business will be a global value-added brokerage (VAB) that seeks best execution on behalf of its customers. The VAB will continue to focus on products and services that enhance the trading experience and investment performance of its clients. These may include unbiased access to all major equity pools of liquidity, unconflicted and trusted sales trading expertise along with sophisticated execution tools and strategies, and independent and exclusive research to help improve investment performance. The VAB is expected to cater to both self-directed electronic traders and those seeking sales trading and assisted execution, and to provide for all clients access to domestic and international equity markets, rules-based trading, block trading, portfolio trading and other services.

Instinet's sell-side business consists of an alternative trading system (ATS) comprising the Instinet and Island ECNs and their clearing broker, Instinet Clearing Services. The ATS collects, prioritizes, displays, and matches orders within its member network. Instinet will focus on fully integrating its two pools of liquidity into one, and developing the ATS to offer matching and routing services for its U.S.-registered broker-dealer subscribers. Institutions or non-U.S. broker-dealers will need to be sponsored by a U.S. broker-dealer to gain access to the ATS. All member broker-dealers will enjoy equal access to the ATS, and will be permitted to redistribute access to third parties.

Instinet has put in place a strong business team to manage the reorganization of its business units. Alex Goor, previously EVP for Strategy and Planning, will lead the ATS. The VAB will be headed by an interim joint management team consisting of Ed Nicoll, Instinet's CEO, alongside Mike Plunkett, formerly head of Instinet's hedge fund group, and Natan Tiefenbrun, formerly responsible for products & services for quantitative money managers.

Instinet expects to make additional announcements in the future with respect to our plans for personnel and organizational structure, and the timeframe for implementing such plans. The company also anticipates that it will provide separate financial disclosures for the VAB and the ATS, beginning with the first quarter 2004 reporting period.

Please refer to the table entitled Customer Operating Data attached to this release.

WEBCAST

Instinet will webcast a conference call to discuss its second quarter results at 5:00 p.m. New York time today at http://www.investor.instinet.com. A replay will be available at the same address following the call.

ABOUT INSTINET

Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades, manage their orders and lower their overall trading costs. Instinet is part of the Reuters family of companies.

Through our electronic platforms, our customers can access over 40 securities markets throughout the world, including NASDAQ, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. Our customers consist of institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds, as well as market professionals, including broker-dealers. We act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.

                                      # # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

(C) 2003 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET is a registered service mark in the United States and in other countries throughout the world. Instinet is part of the Reuters family of companies.

Instinet Corporation (member NASD/SIPC), The Island ECN, Inc. (member NASD/CSE/SIPC), Instinet Clearing Services, Inc. (member NASD/SIPC) and the Island Holding Company, Inc. are subsidiaries of Instinet Group Incorporated.

This news release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and other documents filed with the SEC and available on the Company's website. Certain information regarding trading volumes is also included in Instinet's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and on the Company's website at www.instinet.com. These statements speak only as of the date of this news release, and the Company does not undertake any obligation to update them.

Instinet Group Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands,except per share amounts)
(Unaudited)

                                                               Three Months Ended                Six Months Ended
                                                      -------------------------------------   -----------------------
                                                       June 30,      Mar 31,      June 30,     June 30,     June 30,
                                                         2003         2003          2002         2003         2002
                                                      -------------------------------------   -----------------------
REVENUES
Transaction fees                                       $ 275,909    $ 255,224    $ 269,933    $ 531,133    $ 535,814
Interest                                                   6,651        6,347       11,958       12,998       20,892
Investments                                                2,841      (21,678)     (13,181)     (18,837)     (18,895)
                                                       ---------    ---------    ---------    ---------    ---------
     TOTAL REVENUES                                      285,401      239,893      268,710      525,294      537,811

EXPENSES
Compensation and benefits                                 60,749       63,984       70,989      124,733      157,207
Soft dollar and commission recapture                      49,604       49,058       61,738       98,662      115,329
Broker-dealer rebates                                     58,630       50,420       25,503      109,050       28,794
Brokerage, clearing and exchange fees                     33,446       34,025       33,767       67,471       70,448
Communications and equipment                              31,617       30,720       29,187       62,337       62,496
Depreciation and amortization                             23,534       24,074       17,930       47,608       37,053
Occupancy                                                 13,175       16,458       13,595       29,633       27,147
Professional fees                                          7,228        6,338        6,646       13,566       11,664
Marketing and business development                         3,480        2,781        7,480        6,261       10,887
Other                                                      8,407        7,860       16,852       16,267       32,526
Restructuring                                                  -            -       42,410            -       57,440
Insurance recovery of fixed assets lost                        -       (5,000)           -       (5,000)           -
                                                       ---------    ---------    ---------    ---------    ---------
     TOTAL EXPENSES                                      289,870      280,718      326,097      570,588      610,991
                                                       ---------    ---------    ---------    ---------    ---------

Loss from continuing operations before income
taxes                                                     (4,469)     (40,825)     (57,387)     (45,294)     (73,180)
Income tax benefit                                           732       (6,507)     (14,117)      (5,775)     (19,820)
                                                       ---------    ---------    ---------    ---------    ---------
Loss from continuing operations                           (5,201)     (34,318)     (43,270)     (39,519)     (53,360)
Discontinued operations:
  Loss from operations of fixed income business                -            -      (23,581)           -      (33,356)
  Income tax benefit                                           -            -        6,946            -       10,770
                                                       ---------    ---------    ---------    ---------    ---------
Loss before cumulative effect of change in
accounting principle                                      (5,201)     (34,318)     (59,905)     (39,519)     (75,946)
Cumulative effect of change in accounting
principle related to goodwill, net of tax                      -            -            -            -      (18,642)
                                                       ---------    ---------    ---------    ---------    ---------
     NET LOSS                                             (5,201)     (34,318)     (59,905)   $ (39,519)   $ (94,588)
                                                       =========    =========    =========    =========    =========

EARNINGS/(LOSS) PER SHARE - BASIC AND DILUTED

  Loss from continuing operations                      $   (0.02)   $   (0.10)   $   (0.17)   $   (0.12)   $   (0.22)
  Discontinued operations:
    Loss from operations of fixed income business              -            -        (0.10)           -        (0.13)
    Income tax benefit                                         -            -         0.03            -         0.04
                                                       ---------    ---------    ---------    ---------    ---------
  Loss before cumulative effect of change in
accounting principle                                       (0.02)       (0.10)       (0.24)       (0.12)       (0.31)
  Cumulative effect of change in accounting
principle, net of tax                                          -            -            -            -        (0.07)
                                                       ---------    ---------    ---------    ---------    ---------
     NET LOSS                                          $   (0.02)   $   (0.10)   $   (0.24)   $   (0.12)   $   (0.38)
                                                       =========    =========    =========    =========    =========

Weighted average shares outstanding - basic              330,841      330,764      248,739      330,803      248,735
Weighted average shares outstanding - diluted            330,841      330,764      248,771      330,803      248,813

Note: Results for Island Holding Company, Inc. are included subsequent to
9/20/02.

Instinet Group Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

                                                          Quarter Ended
                                     ---------------------------------------------------------
                                     June 30,     Mar 31,     Dec 31,     Sept 30,    June 30,
                                       2003        2003        2002         2002        2002
                                     ---------------------------------------------------------
REVENUE
Transaction fees                     $275,909    $255,224    $278,441     $263,917    $269,933
Interest                                6,651       6,347       8,546       10,699      11,958
Investments                             2,841     -21,678     -19,878      -20,336     -13,181
                                     --------    --------    --------     --------    --------
     TOTAL REVENUES                   285,401     239,893     267,109      254,280     268,710

EXPENSES
Compensation and benefits              60,749      63,984      60,745       63,809      70,989
Soft dollar and commission
recapture                              49,604      49,058      50,161       51,824      61,738
Broker-dealer rebates                  58,630      50,420      56,601       39,004      25,503
Brokerage, clearing and
exchange fees                          33,446      34,025      36,994       42,079      33,767
Communications and equipment           31,617      30,720      36,604       26,620      29,187
Depreciation and amortization          23,534      24,074      24,659       16,712      17,930
Occupancy                              13,175      16,458      16,158       12,223      13,595
Professional fees                       7,228       6,338       7,820        5,110       6,646
Marketing and business
development                             3,480       2,781       3,756        2,451       7,480
Other                                   8,407       7,860      16,559        9,899      16,852
Restructuring                               -           -      62,405          955      42,410
Goodwill impairment                         -           -           -      551,991           -
Loss of fixed assets at World
Trade Center                                -           -           -            -           -
Insurance recovery of fixed
assets lost                                 -      -5,000           -            -           -
                                     --------    --------    --------     --------    --------
     TOTAL EXPENSES                   289,870     280,718     372,462      822,677     326,097

Income/(loss) from continuing
operations before income
taxes, cumulative effect of
change in accounting principle         -4,469     -40,825    -105,353     -568,397     -57,387
Income tax provision/(benefit)            732      -6,507       6,690      -39,958     -14,117
                                     --------    --------    --------     --------    --------
Income/(loss) from continuing
operations before cumulative
effect of change in accounting
principle                              -5,201     -34,318    -112,043     -528,439     -43,270

Discontinued operations:
   Loss from operations of
fixed income business                       -           -        -412            -     -23,581
   Income tax benefit                       -           -         252            -       6,946
                                     --------    --------    --------     --------    --------
Income (loss) before
cumulative effect of change in
accounting principle                ($  5,201)  ($ 34,318)  ($112,203)   ($528,439)  ($ 59,905)

Cumulative effect of change in
accounting principle, net of
tax                                         -           -           -            -           -
                                     --------    --------    --------     --------    --------
     NET INCOME / (LOSS)            ($  5,201)  ($ 34,318)  ($112,203)   ($528,439)  ($ 59,905)
                                     ========    ========    ========     ========    ========

Basic and diluted:
                                     --------    --------    --------     --------    --------
  EARNINGS/(LOSS) PER SHARE         ($   0.02)  ($   0.10)  ($   0.34)   ($   2.05)  ($   0.24)
                                     ========    ========    ========     ========    ========

                                                    Quarter Ended
                                     --------------------------------------------
                                      Mar 31,     Dec 31,    Sept 30,    June 30,
                                       2002        2001        2001        2001
                                     --------------------------------------------
REVENUE
Transaction fees                     $265,881    $319,219    $311,737    $378,891
Interest                                8,934      11,562      14,254      11,199
Investments                            -5,714      17,817      -6,330       3,689
                                     --------    --------    --------    --------
     TOTAL REVENUES                   269,101     348,598     319,661     393,779

EXPENSES
Compensation and benefits              86,218      83,996      84,820     112,735
Soft dollar and commission
recapture                              53,591      58,174      51,595      54,228
Broker-dealer rebates                   3,291           -           -           -
Brokerage, clearing and
exchange fees                          36,681      40,364      33,284      36,185
Communications and equipment           33,309      32,872      36,939      42,560
Depreciation and amortization          19,123      21,269      21,206      19,669
Occupancy                              13,552      11,587      14,424      13,796
Professional fees                       5,018       7,880       8,085       9,012
Marketing and business
development                             3,407       2,739         843       8,477
Other                                  15,674      13,742      14,312      13,545
Restructuring                          15,030       1,557      22,821           -
Goodwill impairment                         -           -           -           -
Loss of fixed assets at World
Trade Center                                -         818      19,528           -
Insurance recovery of fixed
assets lost                                 -      -1,472     -19,528           -
                                     --------    --------    --------    --------
     TOTAL EXPENSES                   284,894     273,526     288,329     310,207

Income/(loss) from continuing
operations before income
taxes, cumulative effect of
change in accounting principle        -15,793      75,072      31,332      83,572
Income tax provision/(benefit)         -5,703      26,662      15,685      36,198
                                     --------    --------    --------    --------
Income/(loss) from continuing
operations before cumulative
effect of change in accounting
principle                             -10,090      48,410      15,647      47,374

Discontinued operations:
   Loss from operations of
fixed income business                  -9,775      -4,535     -11,871     -10,841
   Income tax benefit                   3,824       1,844       4,434       4,197

                                     --------    --------    --------    --------
Income (loss) before
cumulative effect of change in
accounting principle                ($ 16,041)   $ 45,719    $  8,210    $ 40,730

Cumulative effect of change in
accounting principle, net of
tax                                   (18,642)          -           -           -
                                     --------    --------    --------    --------
     NET INCOME / (LOSS)            ($ 34,683)   $ 45,719    $  8,210    $ 40,730
                                     ========    ========    ========    ========

Basic and diluted:
                                     --------    --------    --------    --------
  EARNINGS/(LOSS) PER SHARE         ($   0.14)   $   0.18    $   0.03    $   0.18
                                     ========    ========    ========    ========

Note: Results for Island Holding Company, Inc. are included subsequent to
9/20/02.

Instinet Group Incorporated
CONSOLIDATED STATISTICAL DATA

The following table presents key transaction volume information, as well as certain other operating information.

                                                                                                                   Pct Chg --
                                                                                                                   inc/(decr)
                                                                                                               -----------------
                                                                                                                  June 30 2003
                                                                      Three Months Ended (5)                         versus:
                                                                 ---------------------------------             -----------------
                                                                  June 30,     Mar 31,    June 30,             Mar 31,  June 30,
                                                                    2003        2003        2002                2003      2002
                                                                 ---------------------------------             -----------------
Total U.S. equity share volume (millions)1,2                        239,780    204,359     224,527             17.33%     6.79%
Instinet's U.S. equity share volume (millions)1,2                    37,065     31,541      19,221             17.51%    92.84%
Instinet's share of total U.S. equity share volume1,2                  15.5%      15.4%        8.6%
                                                                 ----------   --------    --------

Total Nasdaq-listed equity share volume (millions)2                 112,524     89,015     116,114              26.4%     -3.1%
Instinet's Nasdaq-listed equity share volume (millions)2             31,996     26,341      16,149              21.5%     98.1%
Instinet's share of total Nasdaq-listed equity share volume2           28.4%      29.6%       13.9%
                                                                 ----------   --------    --------

Total U.S. exchange-listed equity share volume (millions)           127,256    115,343     108,413              10.3%     17.4%
Instinet's U.S. exchange-listed equity share volume
(millions)2                                                           5,069      5,200       3,072              -2.5%     65.0%
Instinet's share of total U.S. exchange-listed equity share
volume2                                                                 4.0%       4.5%        2.8%
                                                                 ----------   --------    --------
Instinet's U.S. equity transaction volume (thousands)                75,934     67,987      27,000              11.7%    181.2%
Instinet's non-U.S. equity transaction volume (thousands)             1,547      2,161       1,955             -28.4%    -20.9%
                                                                 ----------   --------    --------
Instinet's total equity transaction volume (thousands)               77,481     70,148      28,955              10.5%    167.6%
                                                                 ----------   --------    --------

Instinet's average U.S. equity transaction size (shares
per transaction)                                                        488        464         712               5.2%    -31.4%
Instinet's average equity transactions per day (thousands)            1,205      1,150         422               4.8%    185.6%
                                                                 ----------   --------    --------

Transaction fees from US equities (thousands)                    $  229,973   $211,934    $213,851               8.5%      7.5%

Transaction fees from non-US equities (thousands)                    45,936     43,290      56,082               6.1%    -18.1%
                                                                 ----------   --------    --------
Total equity transaction fees (thousands)                        $  275,909   $255,224    $269,933               8.1%      2.2%

Net transaction fees from US equities (thousands) (non-GAAP
financial measure)3                                              $  135,475   $122,370    $140,212              10.7%     -3.4%
Net transaction fees from non-US equities (thousands)
(non-GAAP financial measure)3                                        28,840     30,019      39,942              -3.9%    -27.8%
                                                                 ----------   --------    --------
Total net equity transaction fees (thousands) (non-GAAP
financial measure)3                                              $  164,315   $152,389    $180,154               7.8%     -8.8%

Instinet's average equity transaction fee revenue (U.S.
cents per share per side)4                                           0.0031     0.0034      0.0056              -8.8%    -44.6%
Instinet's average net equity transaction fee revenue
(U.S. cents per share per side) (non-GAAP financial
measure)3,4                                                          0.0018     0.0019      0.0036              -1.6%    -48.1%
                                                                 ----------   --------    --------
Full time employees at period end                                     1,311      1,428       1,559              -8.2%    -15.9%
                                                                 ----------   --------    --------

(1) U.S. shares consist of shares of U.S. exchange-listed and Nasdaq-quoted stocks.

(2) For a description of how we calculate our share volumes, see - "Nasdaq Volume Calculations" and "Calculation of Instinet ATS and Island ATS Volume Combined Volumes" in our Annual Report on Form 10-K for the year ended December 31, 2002.

(3) Our net equity transaction fee revenues are calculated by subtracting the soft dollar and commission recapture expenses and broker-dealer rebates from the related equity transaction fees. GAAP requires us to add our soft dollar and commission recapture expenses and broker-dealer rebates, dollar-for-dollar, to related equity transaction fee revenues.

(4) Average transaction fee revenue is calculated by dividing transaction fee revenue for the buy and sell side of each transaction by total share volume.

(5) Represents Instinet Group Incorporated volume from all sources, including the Island ECN subsequent to 9/20/02, ProTrader Securities L.P. subsequent to 10/1/01, and Instinet Corporation. U.S. shares consist of shares of exchange-listed and Nasdaq-quoted stocks.

Instinet Group Incorporated
CUSTOMER OPERATING DATA(1)
(Unaudited)

                                                                                       Quarter Ended
                                                                -----------------------------------------------------------
                                                                June 30,   Mar 31,   Dec 31,   Sept 30,  June 30,  Mar 31,
                                                                  2003      2003      2002       2002      2002     2002
                                                                -----------------------------------------------------------
VALUE ADDED BROKER

     A. US EQUITIES

            Average daily volume (million shares)                     87        83        85        88        90       100

            Amount charged to client per share 2                 $0.0144   $0.0141   $0.0150   $0.0154   $0.0168   $0.0176

     B. NON-US EQUITIES

            Average daily consideration (millions)               $   666   $   783   $   751   $   936   $   874   $   940

            Average basis points charged to client per
            consideration traded 3                                   5.7       5.1       5.5       5.6       5.8       5.9

ATS

     MATCHED AVERAGE DAILY VOLUME 4

            NASDAQ-listed equity share volume (million shares)       444       380       450       313       208       155
               Share of total market                                24.8%     26.1%     27.4%     18.2%     11.4%      8.5%

            U.S. exchange-listed equity share volume (million
            shares)                                                   45        48        47        17         6         8
               Share of total market                                 2.2%      2.5%      2.4%      0.8%      0.4%      0.5%

            U.S. total equity share volume (million shares) 5        489       428       497       330       214       163
               Share of total market                                12.8%     12.8%     13.9%      8.8%      6.1%      4.6%

(1) For a description of how we calculate our share volumes, see - "Nasdaq Volume Calculations" and "Calculation of Instinet ATS and Island ATS Volume Combined Volumes" in our Annual Report on Form 10-K for the year ended December 31, 2002.

(2) Net of soft dollar and commission recapture expenses and broker-dealer rebates.

(3) Commissions on European and Asian transactions are calculated as a percentage (i.e., basis points) of the total value (i.e., consideration of the transaction. (price times number of shares).

(4) Matched volume reflects transactions where the buyer and seller are matched on the Instinet ATSs

(5) U.S. shares consist of shares of exchange-listed and Nasdaq-quoted stocks.

Instinet Group Incorporated
RECONCILIATION OF PRO FORMA OPERATING RESULTS FOR 2Q03
(In thousands, except per share amounts)

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting standards in the United States ("non-GAAP"). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financials measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financials measures should be considered in the context with our GAAP results. A reconciliation of our non-GAAP measurements are provided below:

(1) Management reviews adjusted operating income, in addition to GAAP financial results. This non-GAAP financial measurement excludes non-operating items, which by their nature, management does not consider to be a true reflection of the operating results and financial performance of our global agency brokerage business. These non-operating charges are investment gains and losses, charges related to our cost reduction initiatives, goodwill impairment, fixed assets lost at the World Trade Center and related insurance recovery, and the related tax effects of those items. The following schedule reconciles our operating income to our GAAP financial results:

                                                                               Three Months Ended
                                                               -----------------------------------------------
                                                               June 30, 2003     Mar 31, 2003    June 30, 2002
                                                               -----------------------------------------------
Total revenues, as reported                                    $     285,401     $    239,893    $     268,710
Less Investments                                                       2,841          (21,678)         (13,181)
                                                               -------------     ------------    -------------
Pro forma revenues                                                   282,560          261,571          281,891
                                                               -------------     ------------    -------------

Total expenses, as reported                                          289,870          280,718          326,097
Less severance included in compensation and benefits                   7,938            9,146                -
Less real estate abandonment costs included in occupancy                   -            2,333                -
Less restructuring                                                         -                -           42,410
Add insurance recovery of fixed assets at the World Trade
  Center                                                                   -           (5,000)               -
                                                               -------------     ------------    -------------
Pro forma operating expenses                                         281,932          274,239          283,687
                                                               -------------     ------------    -------------

                                                               -------------     ------------    -------------
Pro forma income/(loss) before income taxes                              628          (12,668)          (1,796)
                                                               -------------     ------------    -------------

Income tax provision/(benefit), as reported                              732           (6,507)         (14,117)
Tax effect of pro forma adjustments                                    1,413              337            6,888
                                                               -------------     ------------    -------------
Pro forma provision/(benefit) for income taxes                         2,145           (6,170)          (7,229)
                                                               -------------     ------------    -------------

Net loss, as reported                                                 (5,201)         (34,318)         (59,905)
Net effect of pro forma adjustments                                    3,684           27,820            6,293
                                                               -------------     ------------    -------------
Pro forma net loss                                             $      (1,517)    $     (6,498)   $     (53,612)
                                                               -------------     ------------    -------------

Earnings/(loss) per share - basic and diluted, as reported     $       (0.02)    $      (0.10)   $       (0.24)
Net effect of pro forma adjustments                                     0.02             0.08             0.02
                                                               -------------     ------------    -------------
Pro forma earnings/(loss) per share - basic and diluted        $        0.00     $      (0.02)   $       (0.22)
                                                               -------------     ------------    -------------

Instinet Group Incorporated
RECONCILIATION OF PRO FORMA OPERATING RESULTS FOR 2Q03

(In thousands, except per share amounts)

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting standards in the United States ("non-GAAP"). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financials measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financials measures should be considered in the context with our GAAP results. A reconciliation of our non-GAAP measurements are provided below:

(2) Our expense structure includes a certain level of fixed costs, as well as a variable cost base that fluctuates with customer transaction volumes. If demand for our brokerage services declines and we are unable to respond by adjusting our fixed cost base, our operating results could be materially adversely affected. Therefore, we have undertaken cost reduction initiatives to reduce our fixed cost base. We estimate our fixed cost base by subtracting line items that we have determined to be predominantly variable in nature. Some of these variable line items may contain a fixed component. Similarly, some of our fixed expense line items may contain a variable component. Management does not adjust for the variable or fixed component within each line item when analyzing our fixed cost base. Our fixed cost base is calculated as follows:

                                                                          Three Months Ended
                                                            --------------------------------------------
                                                            June 30, 2003   Mar 31, 2003   June 30, 2002
                                                            -------------   ------------   -------------
Reconciliation of fixed cost base:

Total expenses, as reported                                   $ 289,870      $ 280,718       $ 326,097

Less brokerage, clearing and exchange fees                       33,446         34,025          33,767

Less soft dollar and commission recapture                        49,604         49,058          61,738

Less broker-dealer rebates                                       58,630         50,420          25,503
Add insurance recovery of fixed assets at the World
Trade Center                                                          -         (5,000)              -

Less restructuring                                                    -              -          42,410

Less severance included in compensation and benefits              7,938          9,146               -

Less real estate abandonment costs included in occupancy              -          2,333               -
                                                              ---------      ---------       ---------
Total fixed costs                                               140,252        140,736         162,679
                                                              ---------      ---------       ---------
Annualized                                                    $ 561,008      $ 562,944       $ 650,716
                                                              =========      =========       =========

Instinet Group Incorporated
RECONCILIATION OF PRO FORMA OPERATING RESULTS FOR 2Q03

(In thousands, except per share amounts)

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting standards in the United States ("non-GAAP"). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financials measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financials measures should be considered in the context with our GAAP results. A reconciliation of our non-GAAP measurements are provided below:

(3) Our transaction fees earned from our customers trading equity securities have represented, and continue to represent, a substantial part of our revenues. GAAP requires us to add our soft dollar and commission recapture expenses and broker-dealer rebates, dollar-for-dollar, to related equity transaction fee revenues, which has a dilutive effect on our operating margins. Therefore, when evaluating our revenues from equity transactions, management reviews our net equity transaction fee revenue, based on U.S. securities and non-U.S. securities. Our net equity transaction fee revenues are calculated by subtracting the soft dollar and commission recapture expenses as well as broker-dealer rebates from the related equity transaction fees, as well as non-equity related revenues, and is calculated as follows:

                                                                                 Three Months Ended
                                                                    ----------------------------------------------
                                                                     June 30, 2003   Mar 31, 2003    June 30, 2002
                                                                    --------------   ------------    -------------
Total

Transaction fee revenue, as reported                                   $  275,909     $  255,224       $  269,933

Less non equity related transaction fee revenue                             3,360          3,357            2,538

Less soft dollar revenues and commission recapture expenses                49,604         49,058           61,738

Less broker-dealer rebates                                                 58,630         50,420           25,503
                                                                       ----------     ----------       ----------

Net equity transaction fee revenue                                        164,315        152,389          180,154
                                                                       ==========     ==========       ==========

U.S.

Transaction fee revenue from U.S. equities                             $  229,973     $  211,934       $  213,851

Less non equity related transaction fee revenue                             3,360          3,357            2,538

Less soft dollar revenues and commission recapture expenses
from U.S. equities                                                         32,508         35,787           45,598

Less broker-dealer rebates                                                 58,630         50,420           25,503
                                                                       ----------     ----------       ----------

Net equity transaction fee revenue from U.S. equities                     135,475        122,370          140,212
                                                                       ==========     ==========       ==========

U.S. revenue per share

Average U.S. equity transaction fee revenue (per share, per
side)                                                                  $   0.0031     $   0.0034       $   0.0056

Less non equity related transaction fee revenue                            0.0001         0.0001           0.0001

Less soft dollar revenues and commission recapture expenses
from U.S. equities                                                         0.0004         0.0006           0.0012

Less broker-dealer rebates                                                 0.0008         0.0008           0.0007
                                                                       ----------     ----------       ----------
Average U.S. equity net transaction fee revenue (per share, per
side)                                                                      0.0018         0.0019           0.0036
                                                                       ==========     ==========       ==========

Non-U.S.

Transaction fee revenue from non-U.S. equities                         $   45,936     $   43,290       $   56,082

Less soft dollar revenues and commission recapture expenses
from non-U.S. equities                                                     17,096         13,271           16,140
                                                                       ----------     ----------       ----------

Net equity transaction fee revenue from non-U.S. equities                  28,840         30,019           39,942
                                                                       ==========     ==========       ==========